                                                                     Exhibit 4.1

TEMPORARY CERTIFICATE--EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY
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     NUMBER                                                   SHARES

     WCA           [LOGO OF WEEKS CORPORATION APPEARS HERE]

              INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

   8.00% SERIES A CUMULATIVE                                SEE REVERSE SIDE
   REDEEMABLE PREFERRED STOCK                             CERTAIN RESTRICTIONS
                                                               ON TRANSFER
THIS CERTIFICATE IS TRANSFERABLE
 IN THE CITIES OF NEW YORK, NY                               CUSIP 94856P 20 1
     OR WINSTON-SALEM, NC

         THIS IS TO CERTIFY THAT






         is the
         owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE 8.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF

         Weeks Corporation transferable on the books of said Company in person or by Attorney on the surrender of this certificate properly endorsed.

            This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

            Witness the seal of said Company and the signatures of its duly authorized Officers.

         Dated


         /s/ [SIGNATURE APPEARS HERE]             /s/ [SIGNATURE APPEARS HERE]

                            SECRETARY             CHAIRMAN AND CHIEF EXECUTIVE
                                                   OFFICER

         COUNTERSIGNED AND REGISTERED:
                             WACHOVIA BANK, N.A.
                              (WINSTON-SALEM, NC)   TRANSFER AGENT
                                                    AND REGISTRAR
         BY

                                              AUTHORIZED SIGNATURE
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

                               WEEKS CORPORATION

The Corporation's Articles of Amendment on file in the office of the Secretary of State of Georgia set forth a full statement of the designations, preferences, and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and other relative rights of the shares of Preferred Stock represented by this certificate. The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). No Person (other than A.R. Weeks, Jr., entities controlled by him, and certain members of his family not including his siblings) may at any time (1) Beneficially Own shares of any class of Equity Stock in excess of 7.5% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the total number of shares of such class of Equity Stock outstanding as of such time; or (2) Beneficially Own Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT. In addition, the siblings of A.R. Weeks, Jr. and certain members of their respective families (but not including A.R. Weeks, Jr.) may not at any time Beneficially Own shares of any class of Equity Stock in excess of 10% (or such other percentage as may be determined by the Board of Directors of the Corporation with the consent of such siblings) of the total number of shares of such class of Equity Stock outstanding as of such time. In addition, A.R. Weeks, Jr., his siblings, and certain members of their respective families may not at any time Beneficially Own shares of any class of Equity Stock in excess of 19% (or such other percentage as may be determined by the Board of Directors of the Corporation with the consent of A.R. Weeks, Jr. and his siblings) of the total number of shares of such class of Equity Stock outstanding as of such time. Any Person who attempts to Beneficially Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the Articles of Amendment and the restrictions on transfer, will be sent without charge to each shareholder who so requests.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common    UNIF GIFT MIN ACT -- ____ Custodian ____
                                                            (Cust)       (Minor)
     TEN ENT -- as tenants by the entireties       under Uniform Gifts to Minors
                                                   Act __________
     JT TEN  -- as joint tenants with right of           (State)
                survivorship and not as tenants
                in common

    Additional abbreviations may also be used though not in the above list.


    For value received, ____________ hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
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  -------------------------------------------

  ------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ----------------------------------------------------------------------- shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                        Attorney
  ---------------------------------------------------------------------

  to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

  Dated
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Signature(s) Guaranteed
                                        ----------------------------------------
                                                      Signature(s)




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THE SIGNATURE(S) SHOULD BE              NOTICE:  THE SIGNATURE(S) ON THIS
GUARANTEED BY AN ELIGIBLE GUARANTOR     ASSIGNMENT MUST CORRESPOND WITH THE
INSTITUTION, AS DEFINED IN RULE 17Ad-   NAME(S) AS WRITTEN UPON THE FACE OF THE
15 UNDER THE SECURITIES AND EXCHANGE    CERTIFICATE, IN EVERY PARTICULAR,
ACT OF 1934, AS AMENDED.                WITHOUT ALTERATION OR ENLARGEMENT, OR
                                        ANY CHANGE WHATEVER.